SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 20, 2005

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 20, 2005, the Board of Directors of Wisconsin Energy Corporation amended Sections 2.03 and 2.05 of Wisconsin Energy's Bylaws in order to conform these provisions to the amendment to the Bylaws eliminating classification of the Board adopted by the stockholders of Wisconsin Energy at the 2004 Annual Meeting of Stockholders. These amendments will become effective at the 2005 Annual Meeting of Stockholders, to be held on May 5, 2005.

Section 2.03 was amended to state that each Director will hold office until the next annual meeting of stockholders rather than the end of a Director's term. Section 2.05 was amended to state that a Director filling a vacancy occurring in the Board of Directors will serve until the next annual meeting of stockholders rather than for the remainder of the term of the directors in the class of directors in which the vacancy occurred. The text of these amendments are attached hereto as Exhibit 3.1.

ITEM 8.01 OTHER EVENTS.

On January 20, 2005, Wisconsin Energy Corporation issued a press release announcing that it has increased the quarterly dividend to $0.22 per share, a 4.8% increase over the previous quarterly dividend of $0.21 per share. With the increase, the new annual dividend rate will be $0.88 per share. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits

3 Articles of Incorporation and Bylaws

3.1 Amended Sections 2.03 and 2.05 of the Bylaws of Wisconsin Energy Corporation.

99 Additional Exhibits

99.1 Press Release dated January 20, 2005 regarding the increase of the quarterly dividend to $0.22 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 21, 2005	Stephen P. Dickson -- Controller and
Chief Accounting Officer